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                                                                    Exhibit 23.2


                        Consent of Independent Auditors'



         We consent to the incorporation by reference in the Registration Statements No. 33-54994 on Form S-8 pertaining to the 1988, 1989, 1990, 1991 and 1992 Stock Option Plans of Escalon Medical Corp., the Registration Statement No. 33-80162 on Form S-8 pertaining to the 1993 Stock Option Plan of Escalon Medical Corp. and the related Prospectus of our report dated August 13, 1999, with respect to the financial statements of Escalon Medical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1999.





                                                  /s/ PARENTE, RANDOLPH, ORLANDO
                                                              CAREY & ASSOCIATES


Philadelphia, Pennsylvania
September 17, 1999